EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report of Independent Registered Public Accounting Firm dated March 2, 2009, relating to the consolidated financial statements of Lotus Bancorp, Inc. as of December 31, 2008, which appear in the December 31, 2008 Annual Report on Form 10-K of Lotus Bancorp, Inc.
/s/ Plante & Moran, PLLC
Plante & Moran, PLLC
Auburn Hills, Michigan
March 17, 2009

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